Exhibit 23




                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of IKON Office Solutions, Inc. pertaining to the 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan, the 2000 IKON Office Solutions, Inc. Executive Incentive Plan and the 2000 IKON Office Solutions, Inc. Employee Stock Option Plan of our reports dated October 25, 1999 (except for the first paragraph of note 10 and note 18, as to which the date is November 24, 1999 and the fourth paragraph of note 6, as to which the date is December 9,
1999) with respect to the consolidated financial statements of IKON Office Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended September 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





                                            /s/  ERNST & YOUNG LLP
                                         -----------------------------------

Philadelphia, Pennsylvania
June 23, 2000